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                                   Schedule I
                          to Asset Purchase Agreement
                between West Coast Entertainment Corporation and
                  the Sellers and Principals Identified Below


       Section of Agreement
       in Which Term, Item or
       Information is Referenced                 Term or Item
       ----------------------------------------  -----------------------

       Recital        Name, Address and Principal Office of Each Seller:

                      Wright Turn Video, Inc.
                      17268 Antiqua Point Way
                      Boca Raton, FL 33487


       Recital        Principals: Benjamin Flamm
                                  Donald Weiss

       1.1(a)(ix)     Trade Names: Wright Turn Video, Inc.
                                   DBA West Coast Video
                                   Hollywood


1.1(c) Stores, Reflecting Street Address of Each Store, and its Owning Seller:

       Total Number of Stores:  one


       1715 E. Young Circle
       Young Circle Shopping Center
       Hollywood, FL  33020


1.3(a) Purchase Price: $1,200,000





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1.3(b)  Cash Percentage:  60% ($720,000)

     $400,000 payable at the Closing with the balance payable on or before January 3, 1997.

     Pursuant to an instrument of evidence of indebtedness to be delivered at the Closing to Seller, 100% of the shares of Common Stock shall be issued on January 5, 1998.


1.3(c) "Net Operating Cash Flow" shall be equal to (i) the pre-tax income from the Stores for the 12-month period ending on June 30, 1996, plus (ii) all debt-related interest expense for the Stores and depreciation and amortization expenses for the Stores for such 12-month period, plus (iii) all royalty expenses (if any and if expensed) attributable to such stores during such 12-month period, less (iv) all rental product purchases for the Stores during such 12-month period (including revenue sharing expenses if not previously expensed), less (v) all earned income interest for such 12-month period; with such components of Net Operating Cash Flow determined in accordance with generally accepted accounting principles applied consistently with the Sellers' past practices.

1.4 Assumed Liabilities:

          All obligations of the Sellers continuing after the Closing under the Leases specified on Schedule 2.11 which become due and payable after the Closing Date. (No adjustment to Purchase Price.)

          Up to $60,000 of Accounts Payable.


1.6 Closing Date:  November  15, 1996

2.1 Type of Entity and Capitalization:

     C Corporation

     Jurisdictions in which qualification of Seller is required: Florida


2.2 Each Seller's State of Organization, and Authorized and Issued Stock (or Other Interests), and Identity of Holders of All Legal and Beneficial Interests in Each Seller:

     The Seller is a Florida corporation with 1,000 shares of common stock authorized and 400 shares of common stock outstanding, of which 200 shares are beneficially owned by Donald Weiss and 200 shares are beneficially owned by Benjamin Flamm






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2.5(c)  Minimum Net Operating Cash Flow:  $150,000

7.10    Amount of Cash to Be Left at each Store on Closing Date:  $300.

8.8 Other Conditions: Promptly following delivery to the Seller and each of the Principals of a Prospectus (and any current supplement thereto) relating to the sale of Buyer's Common Stock (which is included in a Registration Statement which has been declared effective by the Securities and Exchange Commission), the Seller shall hold a meeting of its stockholders for purposes of approving the consummation of the transactions contemplated by this Agreement.


14   Address for notices for purposes of Section 14:

     To any Principal:         Benjamin Flamm
                               17268 Antiqua Point Way
                               Boca Raton, FL 33487

                               Donald Weiss
                               1056 Hillview Turn
                               Huntingdon Valley, PA 19006

     With a copy to:           Wright Turn Video, Inc.
                               1715 E. Young Circle
                               Hollywood, FL  33020